                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): October 31, 2001


                         AFFILIATED MANAGERS GROUP, INC.
                         -------------------------------
             (Exact name of registrant as specified in its charter)

                 Delaware                            001-13459                       04-3218510
                 --------                            ---------                       ----------
       (State or other jurisdiction          (Commission file number)               (IRS Employer
             of incorporation)                                                  Identification Number)

              600 Hale Street, Prides Crossing, Massachusetts 01965
        -----------------------------------------------------------------
                     (Address of principal executive office)

                                 (617) 747-3300
                                 --------------
              (Registrant's telephone number, including area code)

Item 2.  Acquisition or Disposition of Assets

            As disclosed in a Form 8-K filed on November 15, 2001, on October 31, 2001 Affiliated Managers Group, Inc. ("AMG") acquired a majority equity interest in the business of Friess Associates, LLC and Friess Associates of Delaware, LLC (collectively, "Friess Associates"). In the transaction, AMG acquired 51% of Friess Associates for approximately $241.0 million, and agreed to acquire an additional 19% interest in three years from the majority selling equity-holder (subject to certain conditions). The remaining equity ownership of the firm is held by a broad group of Friess Associates professionals.

Item 7.     Financial Statements, Pro Forma Financial Information and Exhibits

      (a)       Financial Statements of Businesses Acquired

                1)      Report of Independent Accountants

                2) Combined Audited Financial Statements of Friess Associates, Inc. and Friess Associates of Delaware, Inc. as of and for the Year Ended December 31, 2000

                3) Combined Unaudited Balance Sheet of Friess Associates, Inc., Friess Associates of Delaware, Inc., Friess Associates, LLC, and Friess Associates of Delaware, LLC (collectively, the "Companies") as of September 30, 2001

                4) Combined Unaudited Statements of Income of Friess Associates, Inc. and Friess Associates of Delaware, Inc. for the Nine Months Ended September 30, 2000 and of the Companies for the Nine Months Ended September 30, 2001

                5) Combined Unaudited Statements of Cash Flows of Friess Associates, Inc. and Friess Associates of Delaware, Inc. for the Nine Months Ended September 30, 2000 and of the Companies for the Nine Months Ended September 30, 2001


      (b)       Pro Forma Financial Information

                1) Introduction to the Unaudited Pro Forma Consolidated Financial Information

                2) Unaudited Pro Forma Consolidated Balance Sheet as of September 30, 2001

                3) Unaudited Pro Forma Consolidated Statement of Income for the Year Ended December 31, 2000

                4) Unaudited Pro Forma Consolidated Statement of Income for the Nine Months Ended September 30, 2001


      (c)       Exhibits

             99.1       Consent of PricewaterhouseCoopers LLP

                             FRIESS ASSOCIATES, INC.
                                       AND
                       FRIESS ASSOCIATES OF DELAWARE, INC.

                      COMBINED AUDITED FINANCIAL STATEMENTS

                          AS OF AND FOR THE YEAR ENDED
                                DECEMBER 31, 2000

                        REPORT OF INDEPENDENT ACCOUNTANTS

To the Stockholders of
Friess Associates, Inc. and
Friess Associates of Delaware, Inc.

In our opinion, the accompanying combined balance sheet and the related combined statements of income and comprehensive income, of changes in stockholders' equity and of cash flows present fairly, in all material respects, the financial position of Friess Associates, Inc. and Friess Associates of Delaware, Inc. at December 31, 2000, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Companies' management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

PricewaterhouseCoopers LLP

October 31, 2001

                           FRIESS ASSOCIATES, INC. AND
                       FRIESS ASSOCIATES OF DELAWARE, INC.

                             COMBINED BALANCE SHEET

                                                                 December 31,
                                                                    2000
                                                                 -----------
                               Assets
Current Assets
        Cash and cash equivalents                                $ 1,137,805
        Advisory fees receivable                                  11,305,683
        Accounts receivable                                           76,596
        Investments available for sale, at market                  1,867,477
        Prepaid expenses and other assets                            136,761
                                                                 -----------
                                                                  14,524,322

Restricted investments, at market                                    736,760
Furniture, equipment and leasehold improvements, at cost,
        less accumulated depreciation and amortization             1,021,769
Investment in limited partnership, at cost                           109,800
                                                                 -----------
                                                                 $16,392,651
                                                                 ===========

                Liabilities and Stockholders' Equity
Current Liabilities
        Accounts payable                                         $   409,678
        Accrued pension expense                                      294,969
                                                                 -----------
                                                                     704,647
                                                                 -----------

Deferred Compensation Liability                                       46,048

Stockholders' Equity
Common Stock
        Friess Associates, Inc. Class A Series 1 voting,
        no par value, 1,000 shares authorized, 100 shares
        issued and outstanding                                        65,605
        Friess Associates of Delaware, Inc. Class A Series 1
        voting, no par value, 1,500 shares authorized, 1,000
        shares issued and outstanding                                300,000
Additional paid in capital                                           690,780
Retained earnings                                                 14,089,935
Accumulated other comprehensive income                               495,636
                                                                 -----------
                                                                  15,641,956
                                                                 -----------
                                                                 $16,392,651
                                                                 ===========

The accompanying notes are an integral part of the financial statements.

                           FRIESS ASSOCIATES, INC. AND
                       FRIESS ASSOCIATES OF DELAWARE, INC.

              COMBINED STATEMENT OF INCOME AND COMPREHENSIVE INCOME

                                                                       Year Ended
                                                                      December 31,
                                                                         2000
                                                                      ------------
Revenue:
        Advisory fees                                                 $ 89,484,844
        Investment income                                                1,271,166
                                                                      ------------
                                                                        90,756,010
                                                                      ------------

Expenses:
        Employee compensation and benefits                              23,166,622
        Travel and entertainment                                         1,783,193
        Professional services                                            1,644,275
        Occupancy                                                          846,701
        Depreciation and amortization                                      276,018
        Loss on disposal of fixed assets                                   111,803
        Other operating expenses                                         2,758,584
                                                                      ------------
                                                                        30,587,196
                                                                      ------------

Net income                                                              60,168,814

Other comprehensive income:
        Unrealized gains on marketable securities                          158,920
        Reclassification adjustment for realized gains recognized
           as income in the current period                                (608,015)
                                                                      ------------
Comprehensive income                                                  $ 59,719,719
                                                                      ============

Unaudited pro forma information:
       Income before tax provision                                    $ 60,168,814
       Income tax provision                                             21,262,317
                                                                      ------------
       Unaudited pro forma net income                                 $ 38,906,497
                                                                      ============

The accompanying notes are an integral part of the financial statements.

                           FRIESS ASSOCIATES, INC. AND
                       FRIESS ASSOCIATES OF DELAWARE, INC.

              COMBINED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

                                                                                                Other
                                                   Common      Additional      Retained      Comprehensive
                                    Total           Stock    Paid In Capital   Earnings         Income
                                 ------------      --------     --------     ------------      ---------
Balance at January 1, 2000       $ 11,609,893      $365,605     $690,780     $  9,608,777      $ 944,731

Comprehensive income               59,719,719          --           --         60,168,814       (449,095)

Distributions                     (55,687,656)         --           --        (55,687,656)          --
                                 ------------      --------     --------     ------------      ---------

Balance at December 31, 2000     $ 15,641,956      $365,605     $690,780     $ 14,089,935      $ 495,636
                                 ============      ========     ========     ============      =========

The accompanying notes are an integral part of the financial statements.

                           FRIESS ASSOCIATES, INC. AND
                       FRIESS ASSOCIATES OF DELAWARE, INC.

                        COMBINED STATEMENT OF CASH FLOWS

                                                                          Year Ended
                                                                         December 31,
                                                                              2000
                                                                          ------------
Cash flows from operating activities:
        Net income                                                        $ 60,168,814

Adjustments to reconcile net income to net cash provided by operating activities:
        Depreciation and amortization                                          276,018
        Loss on disposal of property and equipment                             111,803
        Changes in assets and liabilities:
         (Increase) decrease in:
           Advisory fees receivable                                         (3,012,274)
           Accounts receivable                                                 (32,262)
           Prepaid expenses and other assets                                   753,110
         Increase (decrease) in:
           Accounts payable                                                     36,777
           Accrued pension expense                                             294,969
           Deferred compensation liability                                      46,048
                                                                          ------------
               Net cash provided by operating activities                    58,643,003
                                                                          ------------

Cash flows from investing activities:
        Investment purchases                                                (1,308,016)
        Additions to property and equipment                                   (554,326)
                                                                          ------------
               Net cash used by investing activities                        (1,862,342)
                                                                          ------------

Cash flows from financing activities:
        Shareholder distribution                                           (55,687,656)
                                                                          ------------
               Net cash used by financing activities                       (55,687,656)
                                                                          ------------

Net increase in cash and cash equivalents                                    1,093,005

Cash and cash equivalents, beginning of year                                    44,800
                                                                          ------------

Cash and cash equivalents, end of year                                    $  1,137,805
                                                                          ============

The accompanying notes are an integral part of the financial statements.

NOTES TO COMBINED AUDITED FINANCIAL STATEMENTS


DESCRIPTION OF BUSINESS

     The financial statements reflect the combination of Friess Associates, Inc. and Friess Associates of Delaware, Inc. (together, the "Company"). The Company is registered with the Securities and Exchange Commission as an investment advisor (under the Investment Advisers Act of 1940) and with various state regulatory agencies. It provides investment advisory services to employee benefit plans, nonprofit organizations, individuals and affiliated mutual funds.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Use of Estimates

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

     Principles of Combination

     Material intercompany accounts and transactions have been eliminated in combination.

     Cash and Cash Equivalents

     Short-term investments which have a maturity of 90 days or less at the date of purchase are considered cash equivalents.

     Revenue Recognition

     The Company's revenues are derived from management and advisory fees earned from services provided. For institutional and private accounts, fees are generally billed quarterly and are calculated as a percentage of actual assets under management at the beginning of the calendar quarter. For mutual fund clients, fees are billed monthly and are calculated as a percentage of the fund's average daily net assets.

     Investments

     The Company classifies all of its investments in marketable securities as available for sale. Investments in this classification are reported at their current market value with net unrealized gains or losses being added to or deducted from comprehensive income. Realized gains and losses are determined on the highest cost method.

     Furniture, Equipment and Leasehold Improvements

     Furniture, equipment and leasehold improvements are stated at cost, less accumulated depreciation and amortization. Depreciation is provided on a straight-line basis over the related asset's estimated useful life. Leasehold improvements are amortized over the shorter of the term of the lease or their estimated useful lives. Upon sale or retirement, the cost of the asset and the related accumulated depreciation are removed from the accounts and the resulting gain or loss, if any, is included in operations.

     Deferred Compensation Arrangements

     In accordance with Accounting Principles Board Opinion Number 12, the expense for these arrangements is being recognized over the period of expected benefit.

     Investment in Limited Partnership

     The Company has invested $109,800 for a non-marketable minority interest in a privately held Limited Partnership that is reported on the financial statements as an asset at its original cost.

     Income Taxes

     The Company is subject to the provisions specified under Subchapter S of the Internal Revenue Code, which provide for the income of the Company to be taxed at the shareholder level. Consequently, the Company has not included a provision for federal or state income taxes in its historical financial statements. A pro forma income tax provision has been provided assuming the Company was organized as a Subchapter C Corporation.

INVESTMENTS IN MARKETABLE SECURITIES

     The Brandywine, Brandywine Blue, and Brandywine Advisors Funds are mutual funds of which an officer of the Company is a director and for which the Company serves as the Investment Advisor. These funds comprise all of the marketable securities owned by the Company at December 31, 2000. The investments are recorded at fair market value.

              Brandywine Fund
                  Fair Market Value                          $1,477,773
                  Cost                                        1,217,255
                                                             ----------
                  Unrealized gain                            $  260,518
                                                             ==========

                  Capital gains & dividend distributions     $  432,666
                                                             ==========

              Brandywine Blue Fund
                  Fair Market Value                          $  877,142
                  Cost                                          658,012
                                                             ----------
                  Unrealized gain                            $  219,130
                                                             ==========

                  Capital gains & dividend distributions     $  175,349
                                                             ==========

              Brandywine Advisors Fund
                  Fair Market Value                          $  249,322
                  Cost                                          233,334
                                                             ----------
                  Unrealized gain                            $   15,988
                                                             ==========

                  Capital gains & dividend distributions     $     --
                                                             ==========

DEFERRED COMPENSATION

     During the year ended December 31, 2000, the Company entered into deferred compensation arrangements with certain of its employees. Marketable securities with a fair market value of $736,760 have been pledged and are shown as restricted investments. The general terms of the arrangements call for the marketable securities pledged to vest to the benefit of the affected employees on March 30, 2002 should they still be employed by the Company at that time. The expense recognized for the year ended
     December 31, 2000 was $46,048.

AFFILIATED FUNDS

     Advisory fees aggregated $60,830,670 for the Brandywine Fund, $4,406,322 for the Brandywine Blue Fund, and $64,604 for the Brandywine Advisors Fund for the year ended December 31, 2000. Included in advisory fees receivable at December 31, 2000 are unpaid advisory fees of $4,858,150 from the Brandywine Fund, $338,240 from the Brandywine Blue Fund, and $22,671 from the Brandywine Advisors Fund.

FURNITURE, EQUIPMENT AND LEASEHOLD IMPROVEMENTS

     Furniture, equipment and leasehold improvements consisted of the following at December 31, 2000:

              Furniture and equipment                                $1,907,114
              Leasehold improvements                                    399,397
                                                                     ----------
                                                                      2,306,511
                  Less accumulated depreciation and amortization      1,284,742
                                                                     ----------

                                                                     $1,021,769
                                                                     ----------

     Depreciation and amortization expense for the year ended December 31, 2000 was $276,018.

BENEFIT PLAN

     The Company has a defined contribution benefit plan covering substantially all employees. The Company's annual contribution to the plan equals 15% of each eligible participant's compensation, up to a maximum contribution of $24,000 for any participant.

     The contribution expense recognized for the year ended December 31, 2000 was $894,969.

OPERATING LEASES

    The Company has entered into non-cancelable lease agreements for office space in Delaware and Arizona. The lease expense recognized for the year ended December 31, 2000 was $337,200 under an agreement that ended December 31, 2000.

    The minimum lease payments under which the Company is obligated are:

      Year Ending December 31,
      ------------------------
              2001                                  $144,979
              2002                                   116,376
              2003                                   116,179
              2004                                   112,488
              2005                                    44,194

RELATED PARTY TRANSACTION

    The Company leased office space from a company owned by a shareholder under an agreement that ended December 31, 2000. Annual rent under the lease was $337,200 for the year ended December 31, 2000.

SUBSEQUENT EVENT

     On June 1, 2001, Friess Associates, Inc. and Friess Associates of Delaware, Inc. contributed the majority of their assets and liabilities to Friess Associates, LLC and Friess Associates of Delaware, LLC, two newly formed Limited Liability Companies (each, an "LLC"), in exchange for a participating interest in the LLCs. On October 31, 2001, Affiliated Managers Group, Inc. ("AMG") purchased a 51% interest in each LLC.

                            FRIESS ASSOCIATES, INC.,
                      FRIESS ASSOCIATES OF DELAWARE, INC.,
                             FRIESS ASSOCIATES, LLC,
                                       AND
                       FRIESS ASSOCIATES OF DELAWARE, LLC

                     COMBINED UNAUDITED FINANCIAL STATEMENTS

                       AS OF AND FOR THE NINE MONTHS ENDED
                               SEPTEMBER 30, 2001

                                   FRIESS ASSOCIATES
                                COMBINED BALANCE SHEET



                                                            December 31,    September 30,
                                                                2000             2001
                                                            ------------    -------------
                                                                             (unaudited)
                         ASSETS

CURRENT ASSETS
    Cash and cash equivalents                                $ 1,137,805      $ 6,657,794
    Advisory fees receivable                                  11,305,683        9,107,968
    Accounts receivable                                           76,596           40,655
    Investments, available for sale, at market                 1,867,477        1,452,402
    Prepaid expenses and other assets                            136,761          329,178
                                                             -----------      -----------
                                                              14,524,322       17,587,997

    Restricted investments, at market                            736,760          571,779
    Furniture, equipment and leasehold improvements,
      at cost, less accumulated depreciation and
      amortization                                             1,021,769          939,489
    Investment in limited partnership, at cost                   109,800          109,800
                                                             -----------      -----------
                                                             $16,392,651      $19,209,065
                                                             -----------      -----------

         LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
    Accounts payable                                         $   409,678      $   344,664
    Accrued pension expense                                      294,969          215,303
                                                             -----------      -----------
                                                                 704,647          559,967
                                                             -----------      -----------

DEFERRED COMPENSATION LIABILITY                                   46,048          357,362


STOCKHOLDERS' EQUITY
    Common Stock
     Friess Associates, Inc.
     Class A Series 1 voting - no par value
     Authorized 1,000 shares, issued and
     outstanding 100 shares                                       65,605           65,605
     Friess Associates of Delaware, Inc.
     Class A Series 1 voting - no par value
     Authorized 1,500 shares, issued and
     outstanding 1,000 shares                                    300,000          300,000

    Additional paid in capital                                   690,780          690,780
    Retained earnings                                         14,089,935       16,824,135
    Accumulated other comprehensive income                       495,636          411,216
                                                             -----------      -----------
                                                              15,641,956       18,291,736
                                                             -----------      -----------
                                                             $16,392,651      $19,209,065
                                                             ===========      ===========

                                FRIESS ASSOCIATES
                         COMBINED STATEMENTS OF INCOME
                                  (UNAUDITED)


                                                        FOR THE NINE MONTHS
                                                        ENDED SEPTEMBER 30,
                                                    -----------------------------
                                                        2000              2001
                                                    ------------      -----------

REVENUE
    Advisory fees                                   $ 68,080,623     $ 56,501,157
    Investment income                                    455,125          318,484
                                                    ------------      -----------
                                                      68,535,748       56,819,641
                                                    ------------      -----------

EXPENSES
    Employee compensation and benefits                19,109,811       20,011,773
    Travel and entertainment                           1,078,413        1,055,656
    Professional services                              1,241,079          894,539
    Occupancy                                            692,865          528,621
    Depreciation and amortization                        181,125          207,362
    Other operating expenses                           2,535,168        2,121,255
                                                    ------------      -----------
                                                      24,838,461       24,819,206
                                                    ------------      -----------

NET INCOME                                            43,697,287       32,000,435

OTHER COMPREHENSIVE INCOME
    Unrealized gain/(loss) on marketable securities      108,821          (84,420)
                                                    ------------      -----------

COMPREHENSIVE INCOME                                $ 43,806,108      $31,916,015
                                                    ============      ===========
UNAUDITED PRO FORMA INFORMATION
    Income before tax provision                                       $32,000,435
    Income tax provision                                               11,398,770
                                                                      -----------
    Unaudited pro forma net income                                    $20,601,665
                                                                      ===========


                               FRIESS ASSOCIATES
                        COMBINED STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)


                                                                   FOR THE NINE MONTHS
                                                                    ENDED SEPTEMBER 30,
                                                              ------------------------------
                                                                  2000             2001
                                                              ------------      -----------
CASH FLOWS FROM OPERATING ACTIVITIES
    Net income                                                $43,697,287       $32,000,435

Adjustments to reconcile net income to net
  cash provided by operating activities
    Depreciation and amortization                                 181,125           207,362
    Changes in assets and liabilities:
      (Increase) decrease in:
        Advisory fees receivable                               (3,723,999)        2,197,715
        Accounts receivable                                       (42,469)           35,941
        Prepaid expenses and other assets                         666,589          (192,417)
      Increase (decrease) in:
        Accounts payable                                          161,704           (65,014)
        Accrued pension expense                                   294,969           (79,666)
        Deferred compensation liability                                             311,314
                                                              -----------       -----------
          Net cash provided by operating activities            41,235,206        34,415,670
                                                              -----------       -----------

CASH FLOWS FROM INVESTING ACTIVITIES
    Additions to property and equipment                          (164,418)         (125,079)
                                                              -----------       -----------
          Net cash used by investing activities                  (164,418)         (125,079)
                                                              -----------       -----------

CASH FLOWS FROM FINANCING ACTIVITIES
    Shareholder distributions                                 (38,263,279)      (28,770,602)
                                                              -----------       -----------
          Net cash used by financing activities               (38,263,279)      (28,770,602)
                                                              -----------       -----------

NET INCREASE IN CASH AND CASH EQUIVALENTS                       2,807,509         5,519,989

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD                     44,800         1,137,805
                                                              -----------       -----------

CASH AND CASH EQUIVALENTS, END OF PERIOD                      $ 2,852,309       $ 6,657,794
                                                              ===========       ===========

COMBINED UNAUDITED FINANCIAL STATEMENTS


Basis of Presentation

On June 1, 2001, Friess Associates, Inc. and Friess Associates of Delaware, Inc. contributed the majority of their assets and liabilities to Friess Associates, LLC and Friess Associates of Delaware, LLC, two newly formed Limited Liability Companies (each, an "LLC"), in exchange for a participating interest in the LLCs. On October 31, 2001, Affiliated Managers Group, Inc. ("AMG") purchased a 51% interest in each LLC.

The unaudited financial statements presented as of and for the nine months ended September 30, 2001 reflect the combination of Friess Associates, Inc., Friess Associates of Delaware, Inc., Friess Associates, LLC, and Friess Associates of Delaware, LLC (collectively, "Friess Associates"). The combined financial statements of Friess Associates have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. The year-end condensed balance sheet data was derived from audited financial statements, but does not include all of the disclosures required by generally accepted accounting principles. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair statement have been included. All material intercompany balances and transactions have been eliminated. Operating results for interim periods are not necessarily indicative of the results that may be expected for the full year. The Combined Audited Financial Statements of Friess Associates, Inc. and Friess Associates of Delaware, Inc. as of and for the Year Ended December 31, 2000, includes additional information about Friess Associates, its operations, and its financial position.

                         AFFILIATED MANAGERS GROUP, INC.
             UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION
                                 INTRODUCTION

        On October 31, 2001, Affiliated Managers Group, Inc. ("AMG") acquired a 51% equity interest in Friess Associates, LLC and Friess Associates of Delaware, LLC (collectively, "Friess") for approximately $241.0 million, a transaction with related acquisition costs of approximately $2.6 million. AMG financed the transaction with working capital and borrowings under its senior revolving credit facility ("Credit Facility").

        The following tables set forth AMG's pro forma consolidated statements of income for the year ended December 31, 2000 and the nine months ended September 30, 2001 and the pro forma consolidated balance sheet as of September 30, 2001. The pro forma statements of income reflect the combined results of AMG and Friess as if the Friess investment occurred on January 1, 2000. The pro forma statements of income also assume AMG's two 2001 financing transactions (further described in Note (F) of the pro forma statements of income) were completed on January 1, 2000. The pro forma statements of income reflect the application of Financial Accounting Standards No. 141 and 142 (FAS 141 and FAS 142) to the Friess investment. The pro forma balance sheet reflects the combined financial position of AMG and Friess, after giving effect to the investment in Friess and AMG's recent issuance of mandatory convertible securities, assuming these events occurred on September 30, 2001.

        The investment in Friess will be accounted for under the purchase method of accounting, whereby the excess of purchase price over the fair value of assets acquired, including acquired client relationships, is classified as goodwill. In these pro forma financial statements, we have assumed an allocation of our purchase price as follows: $7.2 million of tangible net assets, $15.0 million of other intangible assets subject to amortization, $80.0 million of indefinite life other intangible assets, and goodwill of $141.9 million. The allocation of the purchase price assumed in the preparation of the pro forma balance sheet and the amortization periods assumed in the preparation of the pro forma income statements are based on preliminary estimates, and are therefore subject to change based upon the final valuation.

        The pro forma consolidated financial statements should be read in conjunction with AMG's Form 10-K for the year ended December 31, 2000 and Form 10-Q for the nine months ended September 30, 2001. The pro forma consolidated financial statements are presented for illustrative purposes only and are not intended to be indicative of the results that would have occurred if the transactions had occurred on the dates indicated or which may be realized in the future.

                         AFFILIATED MANAGERS GROUP, INC.
                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                            AS OF SEPTEMBER 30, 2001
                             (DOLLARS IN THOUSANDS)


                                                                                 Friess        Financing
                                                          AMG        Friess     Pro Forma      Pro Forma        AMG
                                                        Actual       Actual    Adjustments   Adjustments (D)  Pro Forma
                                                       ---------    --------    ---------       ---------    -----------

ASSETS
Current assets:
   Cash and cash equivalents .......................   $ 205,064    $  6,658    $(161,051)(A)   $ 115,100    $   165,771
   Investment advisory fees receivable .............      44,043       9,149         --              --           53,192
   Other current assets ............................      10,081         268         --              --           10,349
                                                       ---------    --------    ---------       ---------    -----------
         Total current assets ......................     259,188      16,075     (161,051)        115,100        229,312

Fixed assets, net ..................................      14,357         939         --              --           15,296
Equity investment in Affiliate .....................       1,616        --           --              --            1,616
Acquired client relationships, net of
   accumulated amortization ........................     194,996        --         95,000 (B)        --          289,996
Goodwill, net of accumulated amortization ..........     453,759        --        130,759 (B)        --          584,518
Other assets .......................................      24,649       2,195         --             1,725         28,569
                                                       ---------    --------    ---------       ---------    -----------
        Total assets ...............................   $ 948,565    $ 19,209    $  64,708       $ 116,825    $ 1,149,307
                                                       =========    ========    =========       =========    ===========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
   Accounts payable and accrued liabilities ........   $  67,196    $    560    $    --         $    --      $    67,756
                                                       ---------    --------    ---------       ---------    -----------
        Total current liabilities ..................      67,196         560         --              --           67,756

Long-term senior debt ..............................     277,603        --         83,000(A)      122,000        482,603
Deferred taxes .....................................      35,551        --           --              --           35,551
Other long-term liabilities ........................      13,132         357         --              --           13,489
                                                       ---------    --------    ---------       ---------    -----------
        Total liabilities ..........................     393,482         917       83,000         122,000        599,399

Commitments and contingencies ......................        --          --           --              --             --

Minority interest ..................................      20,740        --           --              --           20,740

Stockholders' equity:
  Common stock .....................................         235         366         (366)(C)        --              235
  Additional paid-in capital .......................     409,588         691         (691)(C)      (5,175)       404,413
  Accumulated other comprehensive income (loss) ....      (1,485)        411         (411)(C)        --           (1,485)
  Retained earnings ................................     177,902      16,824      (16,824)(C)        --          177,902
                                                       ---------    --------    ---------       ---------    -----------
                                                         586,240      18,292      (18,292)         (5,175)       581,065
  Less treasury stock, at cost .....................     (51,897)       --           --              --          (51,897)
        Total stockholders' equity .................     534,343      18,292      (18,292)         (5,175)       529,168
                                                       ---------    --------    ---------       ---------    -----------
        Total liabilities and stockholders' equity .   $ 948,565    $ 19,209    $  64,708       $ 116,825    $ 1,149,307
                                                       =========    ========    =========       =========    ===========

                         AFFILIATED MANAGERS GROUP, INC.
              UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 2000
                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                     Friess      Financing
                                              AMG         Friess    Pro Forma    Pro Forma           AMG
                                            Actual        Actual   Adjustments  Adjustments (F)    Pro Forma
                                         ------------    --------    --------       ---------    ------------

Revenues .............................   $    458,708    $ 89,485    $   --         $    --      $    548,193
Operating expenses:
   Compensation and related expenses .        174,710      23,167       3,446 (A)        --           201,323
   Amortization of intangible assets .         26,409        --         1,000 (B)        --            27,409
   Depreciation and other amortization          4,611         276        --              --             4,887
   Selling, general and administrative         68,216       6,297        --              --            74,513
   Other operating expenses ..........         10,327         847        --              --            11,174
                                         ------------    --------    --------       ---------    ------------
                                              284,273      30,587       4,446            --           319,306
                                         ------------    --------    --------       ---------    ------------
       Operating income ..............        174,435      58,898      (4,446)           --           228,887

Non-operating (income) and expenses:
   Investment and other income .......         (2,264)     (1,271)       --            (3,358)         (6,893)
   Interest expense ..................         15,750        --         2,938 (C)       4,477          23,165
                                         ------------    --------    --------       ---------    ------------
                                               13,486      (1,271)      2,938           1,119          16,272
                                         ------------    --------    --------       ---------    ------------
Income before minority interest
    and taxes ........................        160,949      60,169      (7,384)         (1,119)        212,615
Minority interest ....................        (65,341)       --       (27,794)(D)        --           (93,135)
                                         ------------    --------    --------       ---------    ------------
Income before income taxes ...........         95,608      60,169     (35,178)         (1,119)        119,480
Income taxes .........................         38,952        --         9,996 (E)      (1,156)         47,792
                                         ------------    --------    --------       ---------    ------------
Net income ...........................   $     56,656    $ 60,169    $(45,174)      $      37    $     71,688
                                         ============    ========    ========       =========    ============

Earnings per share - basic ...........   $       2.54                                            $       3.21
Earnings per share - diluted .........   $       2.49                                            $       3.15

Average shares outstanding - basic ...     22,307,476                                              22,307,476
Average shares outstanding - diluted .     22,748,595                                              22,748,595

                         AFFILIATED MANAGERS GROUP, INC.
              UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2001
                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                      Friess        Financing
                                             AMG          Friess     Pro Forma      Pro Forma        AMG
                                            Actual        Actual    Adjustments  Adjustments (F)  Pro Forma
                                         ------------    --------    --------       ---------    ------------

Revenues .............................   $    297,722    $ 56,501    $   --         $    --      $    354,223
Operating expenses:
   Compensation and related expenses .         98,369      20,012      (3,512)(A)        --           114,869
   Amortization of intangible assets .         20,848        --           750 (B)        --            21,598
   Depreciation and other amortization          4,162         207        --              --             4,369
   Selling, general and administrative         55,601       4,071        --              --            59,672
   Other operating expenses ..........          7,866         529        --              --             8,395
                                         ------------    --------    --------       ---------    ------------
                                              186,846      24,819      (2,762)           --           208,903
                                         ------------    --------    --------       ---------    ------------
       Operating income ..............        110,876      31,682       2,762            --           145,320

Non-operating (income) and expenses:
   Investment and other income .......         (3,946)       (318)       --              (282)         (4,546)
   Interest expense ..................          9,482        --         2,204 (C)         602          12,288
                                         ------------    --------    --------       ---------    ------------
                                                5,536        (318)      2,204             320           7,742
                                         ------------    --------    --------       ---------    ------------
Income before minority interest
    and taxes ........................        105,340      32,000         558            (320)        137,578
Minority interest ....................        (43,027)       --       (17,401)(D)        --           (60,428)
                                         ------------    --------    --------       ---------    ------------
Income before income taxes ...........         62,313      32,000     (16,843)           (320)         77,150
Income taxes .........................         24,924        --         6,063 (E)        (127)         30,860
                                         ------------    --------    --------       ---------    ------------
Net income ...........................   $     37,389    $ 32,000    $(22,906)      $    (193)   $     46,290
                                         ============    ========    ========       =========    ============

Earnings per share - basic ...........   $       1.69                                            $       2.09
Earnings per share - diluted .........   $       1.65                                            $       2.04

Average shares outstanding - basic ...     22,117,858                                              22,117,858
Average shares outstanding - diluted .     22,683,862                                              22,683,862

The unaudited pro forma consolidated balance sheet as of September 30, 2001 reflects the following adjustments:

                (A) Adjustments to long-term senior debt and cash to reflect a borrowing from AMG's Credit Facility and the use of cash for the payment of the purchase price.

                (B) Allocation of the purchase price, net of tangible assets, to intangible assets.

                (C)     Elimination of Friess' equity.

                (D) Adjustments to cash and long-term debt to reflect the issuance of mandatory convertible securities (described below in Note (F)). AMG used the net proceeds of the offering to reduce the balance of its Credit Facility and for other corporate purposes.

The unaudited pro forma consolidated statements of income for the year ended December 31, 2000 and the nine months ended September 30, 2001 reflect the following adjustments:

                (A) Adjustment to compensation expense to give effect to the contractually agreed upon expenses of Friess.

                (B) Amortization of intangible assets recorded for the investment in Friess. An estimated $15,000 of amortizable acquired client relationships are assumed to be amortized on a straight-line basis over 15 years.

                (C) Increase to interest expense for the $83,000 drawn on the Credit Facility to finance the investment. The Credit Facility is variable-rate debt; the effect on interest expense of a 1/8% variance in the interest rate is $104 for the year ended December 31, 2000 and $78 for the nine months ended September 30, 2001.

                (D) Increase in minority interest to give effect to the revenue sharing agreement with Friess.

                (E) Income tax expense of 40% on the net earnings of Friess as adjusted for Notes (A) through (D). Previously, no income taxes were recorded by Friess.

                (F)     Pro forma adjustments for financing transactions:

                            (i) adjustment to interest income for the pro forma cash balance as of September 30, 2001;

                            (ii) adjustment to interest expense to reflect $25,000 outstanding on the Credit Facility on a pro forma basis;

                            (iii) adjustment to interest expense to reflect the issuance of zero-coupon convertible senior notes as if such issuance had occurred on January 1, 2000. In May 2001, AMG issued zero-coupon senior convertible notes due 2021 with a principal amount at maturity of $251,000. Each security was issued at 90.50% of the principal amount at maturity and accretes at a rate of 0.50% annually;

                            (iv) adjustment to interest expense to reflect the recent issuance of 9,200,000 mandatory convertible securities as if such issuance had occurred on January 1, 2000. The securities were priced at $25 per unit, generating gross proceeds of $230,000, and initially consist of units including (i) a purchase contract under which the holder will purchase shares of AMG's common stock on November 17, 2004 and (ii) 6.0% senior notes due November 17, 2006;

                            (v)       the tax effect of the above.

           EXHIBITS

           99.1           Consent of PricewaterhouseCoopers LLP

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       AFFILIATED MANAGERS GROUP, INC.
                                       -------------------------------
                                       (Registrant)

Date: January 14, 2002                 /s/ Darrell W. Crate
                                       --------------------
                                       (Darrell W. Crate)
                                       Executive Vice President, Chief Financial
                                       Officer and Treasurer (and also as
                                       Principal Financial and Accounting
                                       Officer)